UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2013
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

ITEM 8.01.	Other Events

ITEM 9.01(d)	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on May 31, 2013. The table below shows the final results of the voting at the Annual Meeting:

				Broker
	For	Against	Withheld	Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	40,434,730	-	961,979	3,431,745
Dennis H. Nelson	41,048,929	-	347,780	3,431,745
Karen B. Rhoads	38,365,688	-	3,031,021	3,431,745
James E. Shada	33,616,122	-	7,780,587	3,431,745
Robert E. Campbell	36,930,590	-	4,466,119	3,431,745
Bill L. Fairfield	36,930,896	-	4,465,813	3,431,745
Bruce L. Hoberman	34,860,454	-	6,536,255	3,431,745
John P. Peetz, III	36,923,332	-	4,473,377	3,431,745
Michael E. Huss	36,994,491	-	4,402,218	3,431,745

				Broker
	For	Against	Abstain	Non-Votes
Proposal 2 - Ratify the selection of Deloitte & Touche LLP
as independent registered public accounting firm:	44,604,069	164,758	59,627	-

Proposal 3 - Approve the Company's 2013 Management
Incentive Plan:	36,925,379	4,405,695	65,635	3,431,745

Proposal 4 - Approve the Company's Amended and
Restated 2005 Restricted Stock Plan:	36,766,117	4,571,889	58,703	3,431,745

Proposal 5 - Approve performance-based awards granted
pursuant to the Company's 2005 Restricted Stock Plan:	37,068,458	4,267,734	60,517	3,431,745

ITEM 8.01. Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”  On June 3, 2013, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.20 per share to be paid on July 26, 2013, for shareholders of record at the close of business on July 15, 2013.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1                      Press Release Dated June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: June 3, 2013	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1                      Press Release Dated June 3, 2013